     THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt as to the action to be taken, you should seek your own financial advice immediately from your own appropriately authorized independent financial advisor.

     If you have sold or transferred all of your registered holdings of Common Stock of Garden Ridge Corporation, please forward this document and all accompanying documents to the stockbroker, bank or other agent through whom the sale or transfer was effected, for submission to the purchaser or transferee.

                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                        TENDER OF SHARES OF COMMON STOCK

                                       OF

                            GARDEN RIDGE CORPORATION

           PURSUANT TO THE OFFER TO PURCHASE DATED NOVEMBER 23, 1999

                                       BY

                           GR ACQUISITION CORPORATION
                               WHICH IS OWNED BY

                               GRDG HOLDINGS LLC
                                A SUBSIDIARY OF

                         THREE CITIES FUND II, L.P. AND

                         THREE CITIES OFFSHORE II C.V.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) (i) if certificates ("Share Certificates") evidencing shares of common stock, par value $0.01 per share (the "Shares"), of Garden Ridge Corporation a Delaware corporation (the "Company"), are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to ChaseMellon Shareholder Services, L.L.C., as Depositary (the "Depositary"), prior to the Expiration Time (as defined in Section 7 of the Offer to Purchase (as defined below)) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram or facsimile transmission to the Depositary. See
Section 9 of the Offer to Purchase.

                        The Depositary for the Offer is:

                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

                           By Facsimile Transmission:

                        (for Eligible Institutions Only)
                                 (201) 296-4293

             By Mail:                        By Overnight:                         By Hand:
    Reorganization Department          Reorganization Department          Reorganization Department
           PO Box 3301                     85 Challenger Road                    120 Broadway
    South Hackensack, NJ 07606             Mail Stop - Reorg.                     13th Floor
                                       Ridgefield Park, NJ 07660              New York, NY 10271
                                      For Confirmation Telephone:
                                             (201) 296-4860

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

     SHARES MAY NOT BE TENDERED PURSUANT TO THE GUARANTEED DELIVERY PROCEDURES.

LADIES AND GENTLEMEN:

     The undersigned hereby tenders to GR Acquisition Corporation, a Delaware corporation, which is owned by GRDG Holdings LLC, a Delaware limited liability company, a subsidiary of Three Cities Fund II, L.P., a Delaware limited partnership and Three Cities Offshore II C.V., a Netherlands Antilles partnership, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 23, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (the terms and conditions of which, as amended or supplemented from time to time, together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guarantee delivery procedures described in Section 9 of the Offer to Purchase.

Number of Shares:
--------------------------------------------------------------------------------
Name(s) of Record Holder(s):
-------------------------------------------------------------------------
                                                  (PLEASE PRINT)
Address(es):
--------------------------------------------------------------------------------
                                          (ZIP CODE)

Area Code and Tel. No:
--------------------------------------------------------------------------------

Certificate Nos. (if available):
---------------------------------------------------------------------------
[ ] Check here if Shares will be tendered by book-entry transfer:
Signature(s):
--------------------------------------------------------------------------------
Account Number:
--------------------------------------------------------------------------------
Dated: -----, 1999

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a participant in the Security Transfer Agents Medallion Program, hereby guarantees to deliver to the Depositary, at one of its addresses set forth above, either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in Section 9 of the Offer to Purchase) of a transfer of such Shares into the Depositary's account at The Depository Trust Company, in any such case together with a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile thereof, with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message (as defined in Section 8 of the Offer to Purchase), and any other documents required by the Letter of Transmittal within three Nasdaq trading days after the date of execution of this Notice of Guaranteed Delivery.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.

Name of Firm:
--------------------------------------------------------------------------------
                                   (AUTHORIZED SIGNATURE)

Address:
--------------------------------------------------------------------------------
                                      (ZIP CODE)

Area Code and Tel. No.:
--------------------------------------------------------------------------------

Name:
--------------------------------------------------------------------------------

Title:
--------------------------------------------------------------------------------

Date:
---------------------, 1999

          NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL

                                        3